                                                                     Exhibit 2

                          AGREEMENT AND PLAN OF MERGER


     THIS AGREEMENT AND PLAN OF MERGER is made this ___ day of ____, 1996, by and between ALASKA APOLLO RESOURCES, INC., a Delaware corporation having its principal office and place of business in Fayette County, Kentucky (hereinafter referred to as "Alaska - Delaware") and ALASKA APOLLO RESOURCES INC., a Wyoming corporation having its principal office and place of business in Fayette County, Kentucky (hereinafter referred to as "Alaska - Wyoming").

     WHEREAS, Alaska - Delaware has the authority to issue 20,000,000 shares of common stock, without par value per share (hereinafter referred to as the "Alaska - Delaware Common Stock"), of which as of the date hereof, there are 1,000 shares of the Alaska - Delaware Common Stock issued and outstanding, each of which shares has unrestricted voting rights; and

     WHEREAS, the name and address of Alaska - Delaware's registered agent in the State of Delaware is The Corporation Trust Company, whose address is Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware, upon whom process against Alaska - Delaware may be served within the State of Delaware; and

     WHEREAS, Alaska - Wyoming has an authorized capital stock consisting of 20,000,000 shares of common stock, without par value per share (hereinafter referred to as the "Alaska - Wyoming Common Stock") of which as of the date hereof, there are 7,742,710 shares issued and outstanding, each of which shares has unrestricted voting rights; and

     WHEREAS, the name of Alaska - Wyoming's registered agent in the State of Wyoming for service of process is CT Corporation System, whose address is 1720 Carey Avenue, Cheyenne, Wyoming 82001, upon whom process against Alaska - Wyoming may be served within the State of Wyoming; and

     WHEREAS, the Boards of Directors of Alaska - Delaware and of Alaska - Wyoming, respectively, deem it advisable and generally to the advantage and welfare of the two corporate parties and their respective stockholders that Alaska - Wyoming merge with Alaska - Delaware under and pursuant to the provisions of Subchapter IX of the General Corporation Law of Delaware and the Wyoming Business Corporation Act for the sole purpose of changing the domicile of Alaska - Wyoming from the State of Wyoming to the State of Delaware;

     NOW, THEREFORE, in consideration of the foregoing and the following mutual covenants and agreements, the parties hereto do hereby agree as follows:

     1.   MERGER.  Alaska - Wyoming shall be and it hereby is merged into Alaska
- - Delaware, pursuant to Section 368(a)(1)(F) of the Internal Revenue Code of 1986, as amended, for the sole purpose of changing the domicile of Alaska - Wyoming from the State of Wyoming to the State of Delaware.

     2. EFFECTIVE DATE. This Agreement and Plan of Merger shall become effective immediately upon compliance with the laws of the States of Delaware and Wyoming (hereinafter referred to as the "Effective Date").

     3. SURVIVING CORPORATION. Alaska - Delaware shall survive the merger herein contemplated and shall continue to be governed by the laws of the State of Delaware, but the separate corporate existence of Alaska - Wyoming shall cease forthwith upon the Effective Date.

     4. AUTHORIZED CAPITAL. The authorized capital stock of Alaska - Delaware following the Effective Date shall be 20,000,000 shares of common stock, without par value per share (herein referred to as the "Alaska - Delaware Common Stock"), unless and until the same shall be changed in accordance with the laws of the State of Delaware.

     5. CERTIFICATE OF INCORPORATION. The Certificate of Incorporation, more fully described in Exhibit "A" attached hereto and incorporated herein by reference for all purposes, shall be the Certificate of Incorporation of Alaska
- - Delaware following the Effective Date unless and until the same shall be amended or repealed in accordance with the provisions thereof, which power to amend or repeal is hereby expressly reserved, and all rights or powers of whatsoever nature conferred in such Certificate of Incorporation or herein upon any stockholder or director or officer of Alaska - Delaware or upon any other person whomsoever are subject to this reserved power. Such Certificate of Incorporation shall constitute the Certificate of Incorporation of Alaska - Delaware separate and apart from this Agreement and Plan of Merger and may be separately certified as the Certificate of Incorporation of Alaska - Delaware.

     6. BYLAWS. The Bylaws, more fully described in Exhibit "B" attached hereto and incorporated herein by reference for all purposes, shall be the Bylaws of Alaska - Delaware following the Effective Date unless and until the same shall be amended or repealed in accordance with the provisions thereof.

     7. FURTHER ASSURANCE OF TITLE. If at any time Alaska - Delaware shall consider or be advised that any acknowledgments or assurances in law or other similar actions are necessary or desirable in order to acknowledge or confirm in and to Alaska - Delaware any right, title, or interest of Alaska - Wyoming held immediately prior to the Effective Date, Alaska - Wyoming and its proper officers and directors shall and will execute and deliver all such acknowledgments or assurances in law and do all things necessary or proper to acknowledge or confirm such right, title, or interest in Alaska - Delaware as shall be necessary to carry out the purposes of this Agreement and Plan of Merger, and Alaska - Delaware and the proper officers and directors thereof are fully authorized to take any and all such action in the name of Alaska - Wyoming or otherwise.

     8. RETIREMENT OF ORGANIZATION STOCK. Forthwith upon the Effective Date, each of the 1,000 shares of the Alaska - Delaware Common Stock presently issued and outstanding shall be retired, and no shares of the Alaska - Delaware Common Stock or other securities of Alaska - Delaware shall be issued in respect thereof.

     9. CONVERSION OF OUTSTANDING STOCK. Forthwith upon the Effective Date, each of the issued and outstanding shares of the Alaska - Wyoming Common Stock and all rights in respect thereof shall be converted into one fully paid and nonassessable share of the Alaska - Delaware Common Stock, and each certificate nominally representing shares of the Alaska - Wyoming Common Stock shall for all purposes be deemed to evidence the ownership of a like number of shares of the Alaska - Delaware Common Stock. The holders of such certificates shall not be required immediately to surrender the same in exchange for certificates of the Alaska - Delaware Common Stock but, as certificates nominally representing shares of the Alaska - Wyoming Common Stock are surrendered for transfer, Alaska
- - Delaware will cause to be issued certificates representing shares of the Alaska - Delaware Common Stock and, at any time upon surrender by any holder of certificates nominally representing shares of the Alaska - Wyoming Common Stock, Alaska - Delaware will cause to be issued therefor certificates for a like number of shares of the Alaska - Delaware Common Stock.


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


     10. BOOK ENTRIES The merger contemplated hereby shall be treated as a pooling of interests and as of the Effective Date entries shall be made upon the books of Alaska - Delaware in accordance with the following:

          (a) The assets and liabilities of Alaska - Wyoming shall be recorded at the amounts at which they are carried on the books of Alaska - Wyoming immediately prior to the Effective Date with appropriate adjustment to reflect the retirement of the 1,000 shares of the Alaska - Delaware Common Stock presently issued and outstanding.

          (b) There shall be credited to the Capital Account the aggregate amount of the par value per share of all of the Alaska - Delaware Common Stock resulting from the conversion of the outstanding Alaska - Wyoming Common Stock.

          (c) There shall be credited to the Capital Surplus Account an amount equal to that carried on the Capital Surplus Account of Alaska - Wyoming immediately prior to the Effective Date.

          (d) There shall be credited to the Earned Surplus Account an amount equal to that carried on the Earned Surplus Account of Alaska - Wyoming immediately prior to the Effective Date.

     11. DIRECTORS. The names and post office addresses of the first directors of Alaska - Delaware following the Effective Date, who shall be three in number and who shall hold office from the Effective Date until the annual meeting of stockholders of Alaska - Delaware held in 1997 and until their successors shall be elected and shall qualify, are as follows:

                Name                                Address
                ----                                -------
        William S. Daugherty            131 Prosperous Place, Suite 17-A
                                        Lexington, Kentucky 40509-1844

       James K. Klyman-Mowczan          131 Prosperous Place, Suite 17-A
                                        Lexington, Kentucky 40509-1844

        Charles L. Cotterell            131 Prosperous Place, Suite 17-A
                                        Lexington, Kentucky 40509-1844


     12. OFFICERS. The names and post office addresses of the first officers of Alaska - Delaware following the Effective Date, who shall be two in number and who shall hold office from the Effective Date until their successors shall be elected and shall qualify or until they shall resign or be removed from office, are as follows:

        Name                        Position                            Address
        ----                        --------                            -------
William S. Daugherty          Chairman of the Board              131 Prosperous Place
                                  President and                       Suite 17-A
                             Chief Executive Officer        Lexington, Kentucky 40509-1844

                                                                 131 Prosperous Place
 Timothy F. Guthrie            Secretary and Chief                    Suite 17-A
                                Financial Officer           Lexington, Kentucky 40509-1844

     13. VACANCIES. If, upon the Effective Date, a vacancy shall exist in the Board of Directors or in any of the offices of Alaska - Delaware as the same are specified above, such vacancy shall thereafter be filled in the manner provided by law and the by-laws of Alaska - Delaware.


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


     14. TERMINATION. This Agreement and Plan of Merger may be terminated and abandoned by action of the Board of Directors of Alaska - Wyoming at any time prior to the Effective Date, whether before or after approval by the stockholders of the parties hereto.

     15. OBLIGATION TO FURNISH COPIES OF THIS AGREEMENT. Alaska - Delaware shall furnish to each stockholder of Alaska - Delaware and Alaska - Wyoming a copy of this Agreement and Plan of Merger on request and without cost.

     IN WITNESS WHEREOF, each of the parties hereto, pursuant to authority duly granted by the Board of Directors, has caused this Agreement and Plan of Merger to be executed on the date first written above.


                                   ALASKA APOLLO RESOURCES, INC.
                                   (Delaware)



                                   By
                                     -------------------------------------------
                                      William S. Daugherty, President



                                   By
                                     -------------------------------------------
                                      Timothy F. Guthrie, Secretary


                                   ALASKA APOLLO RESOURCES INC.
                                   (Wyoming)



                                   By
                                     -------------------------------------------
                                      William S. Daugherty, President



                                   By
                                     -------------------------------------------
                                      Timothy F. Guthrie, Secretary


THE STATE OF KENTUCKY    *
                         *
COUNTY  OF FAYETTE       *

     The undersigned does hereby certify that on this ___ day of ____, 1996, personally appeared before me William S. Daugherty and Timothy F. Guthrie, the President and Secretary, respectively, of Alaska Apollo Resources, Inc., a Delaware corporation, known to me to be the persons who executed the foregoing instrument, who being by me first duly sworn, declared and acknowledged upon oath that they signed the foregoing instrument in the capacities stated, and that the statements therein contained are true.

     IN WITNESS WHEREOF, I have placed my hand and affixed my notary seal this ___ day of ____, 1996.




                                   ---------------------------------------------
                                   Notary Public for the State of Kentucky


THE STATE OF KENTUCKY    *
                         *
COUNTY  OF  FAYETTE      *

     The undersigned does hereby certify that on this ___ day of ____, 1996, personally appeared before me William S. Daugherty and Timothy F. Guthrie, the President and Secretary, respectively, of ALASKA APOLLO RESOURCES INC., a Wyoming corporation, known to me to be the persons who executed the foregoing instrument, who being by me first duly sworn, declared and acknowledged upon oath that they signed the foregoing instrument in the capacities stated, and that the statements therein contained are true.

     IN WITNESS WHEREOF, I have placed my hand and affixed my notary seal this ___ day of ____, 1996.




                                   ---------------------------------------------
                                   Notary Public for the State of Kentucky


Attachments:

Exhibit   "A"  -    The Certificate of Incorporation of Alaska - Delaware
Exhibit   "B"  -    The Bylaws of Alaska - Delaware


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